Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

ELECTRO SCIENTIFIC INDUSTRIES, INC.

ARTICLE I
PRINCIPAL OFFICE

The principal office of Electro Scientific Industries, Inc., an Oregon corporation (the “Corporation”), will be located at the Corporation’s principal place of business or such other place as the Board of Directors may designate. The Corporation may have such other offices, either in or out of the State of Oregon, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II
SHAREHOLDERS: MEETINGS AND VOTING

Section 2.1. Place of Meetings

Meetings of the shareholders of the Corporation will be held at the Corporation’s principal office, or at any other place, either within or without the State of Oregon, as the Board of Directors may determine.

Section 2.2. Annual Meetings

The annual meeting of the shareholders will be held on such date and at such time as is determined by the Board of Directors and specified in the notice of the meeting. At the annual meeting, the shareholders will elect by vote a Board of Directors, consider reports of the affairs of the Corporation, and transact such other business as may properly be brought before the meeting.

Section 2.3. Special Meetings

The Corporation will hold a special meeting of shareholders upon the call of the President or the Board of Directors, or upon the Secretary’s receipt of one or more written demands for a special meeting of shareholders, provided that such demand or demands (a) are signed by shareholders holding, collectively, at least twenty-five percent (25%) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, and (b) describe the purpose or purposes for which the special meeting is to be held.

Section 2.4. Notice of Meetings

2.4.1 The Corporation will notify shareholders in writing of the date, time and place of each annual and special shareholders meeting not earlier than sixty (60) days nor fewer than ten (10) days before the meeting date. Except as otherwise required by applicable law or the Articles of Incorporation, the Corporation is required to give notice only to shareholders entitled to vote at the meeting. Notice shall be sent by electronic mail or by mail, postage prepaid, and shall be effective upon dispatch when correctly addressed to the shareholder’s contact information shown in the Corporation’s current record of shareholders. Except as otherwise required by applicable law or by the Articles of Incorporation, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting will include a description of the purpose or purposes for which the meeting is called.

2.4.2 A shareholder’s attendance at a meeting waives objection to (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 2.5. Quorum and Adjournment

2.5.1 Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided in the Articles of Incorporation or by applicable law, the presence in person or by proxy of the holders of a majority of the votes entitled to be cast on a matter will constitute a quorum for action on that matter.

2.5.2 A majority of shares represented at a meeting, although less than a quorum, may adjourn the meeting, without further notice except as required by the Articles of Incorporation or applicable law, until a quorum attends. Any business that might have been transacted at the original meeting may be transacted at the adjourned meeting if a quorum exists.

2.5.3 Once a share is represented for any purpose at a meeting, it will be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Section 2.6. Voting Rights

2.6.1 The persons entitled to receive notice of and to vote at any shareholders meeting will be determined from the records of the Corporation on the close of business on the day before the electronic mail or mailing of the notice, or on such other date not more than 70 days before such meeting as may be fixed in advance by the Board of Directors.

2.6.2 Except as otherwise provided in the Articles of Incorporation, these Bylaws, or by applicable law, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders meeting. Only shares are entitled to vote.

2.6.3 Except as otherwise provided in the Articles of Incorporation or by applicable law, if a quorum exists, action on a matter, other than the election of directors, will be approved if the votes cast favoring the action exceed the votes cast opposing the action. If a quorum is present, directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election.

Section 2.7. Action Without a Meeting

2.7.1 Action required or permitted by law to be taken at a shareholders meeting may be taken without a meeting if the action is taken by shareholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shareholders entitled to vote on the action were present and voted. The action will be evidenced by one or more written consents describing the action taken, signed by those shareholders taking action under this Section 2.7, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section 2.7 is effective when the consent or consents bearing sufficient signatures are delivered to the Corporation, unless the consent or consents specify an earlier or later effective date. If not otherwise determined by law, the record date for determining shareholders entitled to take action without a meeting under this Section 2.7 is the date the first shareholder signs the consent. A consent signed under this Section 2.7 has the effect of a meeting vote and may be described as such in any document.

2.7.2 If action is taken in accordance with this Section 2.7, the Corporation must give written notice of the action promptly after the action is taken to: (a) shareholders not entitled to vote, if the Oregon Business Corporation Act would require that notice of the proposed action be given to such nonvoting shareholders if this action had been submitted to a vote of shareholders at a meeting, and (b) shareholders entitled to vote who did not consent in writing under this Section 2.7. The notice must contain or be accompanied by the same material that would have been required under the Oregon Business Corporation Act to be sent to such shareholders in a notice of meeting at which the proposed action would have been submitted to a vote of shareholders. The notice is effective when mailed if it is mailed postage prepaid and is correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders.

ARTICLE III
DIRECTORS

Section 3.1. Powers

The Corporation will have a Board of Directors. All corporate powers will be exercised by or under the authority of, and the business and affairs of the Corporation will be managed under the direction of, the Board of Directors, subject to any limitation contained in the Articles of Incorporation.

Section 3.2. Number and Qualifications

The Board of Directors will consist of at least one and not more than ten members. Until the number is changed by resolution of the Board of Directors, the Board of Directors shall initially be composed of three members. No decrease in the number of directors designated by the Board of Directors will shorten an incumbent director’s term. Directors need not be residents of the State of Oregon or shareholders of the Corporation.

Section 3.3. Election and Tenure of Office

The directors will be elected at the annual meeting of the shareholders. The terms of the directors expire at the next annual shareholders meeting following their election. The term of a director elected to fill a vacancy expires at the next shareholders meeting at which directors are elected. Despite the expiration of a director’s term, the director will continue to serve until the director’s successor is elected and qualified or until there is a decrease in the number of directors. Subject to Section 3.4.3 of these Bylaws, a director’s term of office will begin immediately after election.

Section 3.4. Vacancies

3.4.1 A vacancy in the Board of Directors will exist upon the death, resignation, or removal of any director or upon an increase in the number of directors.

3.4.2 If a vacancy occurs on the Board of Directors:

(a)          The shareholders may fill the vacancy, provided that the Board of Directors has not already done so; or

(b)          The Board of Directors may fill the vacancy, provided the shareholders have not already done so. If the director(s) remaining in office constitute less than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

3.4.3 A vacancy that will occur at a specific later date, by reason of a resignation effective at the later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

Section 3.5. Resignation of Directors

A director may resign at any time by delivering written notice to the President or to the Corporation. Such resignation will be effective upon receipt, unless the notice specifies a later effective date. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.

Section 3.6. Removal of Directors

The shareholders may remove one or more directors with or without cause. A director may be removed by the shareholders only at a meeting called for the purpose of removing the director and the meeting notice must state that the purpose or one of the purposes of the meeting is removal of the director.

Section 3.7. Meetings

3.7.1 The Board of Directors will meet at least once each year immediately following, and in the same location as, the annual or special meeting of the shareholders at which directors are elected. No notice of the annual meeting of the Board of Directors will be required.

3.7.2 The Board of Directors may hold other regular or special meetings in or out of the State of Oregon.

3.7.3 The Board of Directors may, by resolution, fix the date, time, and place for the holding of regular meetings. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting other than such resolution.

3.7.4 Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the President or any director. The person or persons who call a special meeting of the Board of Directors may fix the time and place of the special meeting.

Section 3.8. Notice of Special Meetings

3.8.1 Special meetings of the Board of Directors will be preceded by at least twenty-four hours’ notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting. The notice may be given orally, either in person or by telephone, or may be delivered in writing, by mail, private carrier, personal delivery, facsimile, or by electronic mail or other form of electronic transmission. Notice given by mail is effective when mailed if it is mailed postage prepaid and is correctly addressed to the director’s address shown in the Corporation’s current records. Notice given by private carrier or personal delivery is effective when received. Noticed delivered by electronic transmission shall be effective as provided in the Oregon Business Corporation Act.

3.8.2 A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting and does not subsequently vote for or assent to action taken at the meeting.

3.8.3 A director may at any time waive any notice required by law, the Articles of Incorporation, or these Bylaws. Except as otherwise provided in Section 3.8.2 of these Bylaws, the waiver will be in writing, will be signed by the director entitled to the notice, will specify the meeting for which notice is waived, and will be filed with the minutes or appropriate records of the Corporation.

3.8.4 Notice of the time and place of holding an adjourned meeting need not be given if such time and place are fixed at the meeting adjourned.

Section 3.9. Quorum and Vote

3.9.1 A majority of the directors in office immediately before a meeting begins will constitute a quorum for the transaction of business. A majority of the directors present, in the absence of a quorum, may adjourn from time to time but may not transact any business.

3.9.2 If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. If, at any meeting in which a quorum is present, the number of votes cast by directors in favor of any action are equal to the number of votes cast by directors opposed to such action, then the Chair of Board will have the power to decide if the action is approved and taken by the Board of Directors.

3.9.3 A director of the Corporation who is present at a meeting of the Board of Directors, or is present at a meeting of a committee of the Board of Directors, when corporate action is taken, is deemed to have assented to the action taken unless (a) the director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding the meeting or transacting business at the meeting; (b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 3.10. Telephonic Meetings

The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through, use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means will be deemed to be present in person at the meeting.

Section 3.11. Action Taken Without a Meeting

Except as otherwise provided by these Bylaws, action required or permitted by law to be taken at a meeting of the Board of Directors, or at a meeting of a committee of the Board of Directors, may be taken without a meeting if the action is taken by all members of the Board of Directors. The action will be evidenced by one or more written consents describing the action taken, signed by each director and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 3.11 is effective when the last director signs the consent, unless the consent specifies an earlier or later effective date. A consent signed under this Section 3.11 has the effect of a meeting vote and may be described as such in any document.

ARTICLE IV
COMMITTEES

Section 4.1. Appointment

Subject to applicable law, the provisions of the Articles of Incorporation, and these Bylaws, the Board of Directors may appoint such committees as may be necessary or appropriate from time to time, consisting of such number of its members and having such powers as the Board of Directors may designate. Each such committee will have two or more members, each of whom will serve at the pleasure of the Board of Directors.

Section 4.2. Actions of Committees; Governing Procedures

All actions of a committee will be reflected in minutes to be kept of such meetings and reported to the Board of Directors at its next meeting. The provisions of Article III of these Bylaws governing meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well.

ARTICLE V
OFFICERS

Section 5.1. Appointment

The Board of Directors at its first meeting following its election each year shall appoint a Chairman of the Board and a President and Secretary. The Board of Directors may appoint other officers, assistant officers, and agents. Any two or more offices may be held by the same person.

Section 5.2. Compensation

The Corporation may pay its officers reasonable compensation for their services as fixed from time to time by the Board of Directors.

Section 5.3. Term

The term of office of all officers commences upon their appointment and continues until their successors are appointed or until their resignation or removal.

Section 5.4. Removal and Resignation

Any officer or agent appointed by the Board of Directors of the Corporation may be removed by the Board of Directors at any time with or without cause. Such removal will be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent will not of itself create contract rights.

Any officer may resign at any time by delivering written notice to the Board of Directors. Any such resignation will take effect at the time specified in the notice or, if no time is specified, upon delivery. Unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.

Section 5.5. Chairman of the Board

The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

Section 5.6. President

The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall be responsible for the general operation of the Corporation. The President shall have any other duties and responsibilities prescribed by the Board of Directors.

Section 5.7. Secretary

The Secretary shall record and keep the minutes of all meetings of the directors and shareholders in one or more books provided for that purpose and perform any duties prescribed by the Board of Directors or the officer serving as chief executive officer of the Corporation.

Section 5.8 Voting of Shares

The President of the Corporation shall have authority to vote any shares of stock or other equity interests owned by the Corporation and to delegate this authority to any other officer.

Section 5.9. Vacancies

A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board of Directors for the remaining portion of the term or for a new term established by the Board of Directors. If a resignation is made effective at a later date and the Corporation accepts such future effective date, the Board of Directors may fill the pending vacancy before the effective date, if the Board of Directors provides that the successor does not take office until the effective date.

ARTICLE VI
CERTIFICATES AND TRANSFER OF SHARES

Section 6.1. Certificates for Shares

6.1.1 The Corporation’s shares shall be certificated. Certificates for shares will be in such form as the Board of Directors may designate, will designate the name of the Corporation and the state law under which the Corporation is organized, will state the name of the person to whom the shares represented by the certificate are issued, and will state the number and class of shares and the designation of the series, if any, that the certificate represents.

6.1.2 Each certificate for shares will be signed, either manually or in facsimile, by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation.

Section 6.2. Transfer on the Books

Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and subject to any limitations on transfer appearing on the certificate or in the Corporation’s stock transfer records, the Corporation will issue a new certificate to the appropriate person, cancel the old certificate and record the transaction upon its books.

Section 6.3. Lost, Stolen or Destroyed Certificates

In the event a certificate is represented to be lost, stolen or destroyed, a new certificate will be issued in its place upon such proof of loss, theft or destruction and upon the giving of such bond or other indemnity as may be required by the Board of Directors. A new certificate may be issued without requiring any bond when in the judgment of the Board of Directors it is proper to do so.

ARTICLE VII
INDEMNIFICATION

The Corporation shall indemnify to the fullest extent not prohibited by law, any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer or employee of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation or serves or served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay for or reimburse the reasonable expenses incurred by any such current or former director, officer or employee in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) the person’s good faith belief that the person is entitled to indemnification under this Article and (ii) the person’s agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Article. No amendment to these Bylaws that limits the Corporation’s obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later to occur of the effective date of the amendment or the date notice of the amendment is given to the person. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in the Articles of Incorporation or any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or other document or arrangement.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.1. Amendment of Bylaws

8.1.1 Except as otherwise provided by applicable law, the Board of Directors may amend or repeal these Bylaws unless:

(a)          Applicable law reserves this power exclusively to the shareholders in whole or in part; or

(b)          The shareholders in amending or repealing a particular Bylaw provide expressly that the Board of Directors may not amend or repeal that Bylaw.

8.1.2 The Corporation’s shareholders may amend or repeal these Bylaws even though these Bylaws may also be amended or repealed by the Board of Directors.

8.1.3 Whenever an amendment or new Bylaw is adopted, it will be copied in the minute book with the original Bylaws in the appropriate place. If any Bylaw is repealed, the fact of repeal and the date on which the repeal occurred will be stated in such book and place.

Section 8.2. Waiver of Notice

8.2.1 A shareholder may at any time waive any notice required by law, the Articles of Incorporation or these Bylaws. Except as otherwise provided in Section 2.4.3 of these Bylaws, the waiver will be in writing, will be signed by the shareholder entitled to the notice, and will be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

8.2.2 A director may at any time waive any notice required by law, the Articles of Incorporation or these Bylaws. Except as otherwise provided in Section 3.8.2 of these Bylaws, the waiver will be in writing, will be signed by the director entitled to the notice, will specify the meeting for which notice is waived and will be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

Adopted effective:       February 1   , 201 9 .

/s/ Kathleen F. Burke
February 1, 2019	Kathleen F. Burke, Secretary